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                                                                     EXHIBIT 5.1


                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]


                                January 29, 2002


CKE Restaurants, Inc.
3916 State Street, Suite 300
Santa Barbara, California  93105

         Re:      Registration Statement of Form S-4


Dear Ladies and Gentlemen:


         At your request, we have examined the form of Registration Statement on Form S-4 (the "Registration Statement") being filed by CKE Restaurants, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on January 29, 2002, in connection with the registration under the Securities Act of 1933, as amended, of up to 7,591,234 shares (the "Shares") of common stock, par value $.01 per share, of the Company, to be issued by the Company to the former stockholders of Santa Barbara Restaurant Group, Inc., a Delaware corporation ("SBRG"), upon consummation of the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into SBRG, with SBRG emerging as the surviving entity and wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of December 20, 2001 and amended as of January 24, 2002, by and between the Company and SBRG (the "Merger Agreement").


         We have examined the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization and issuance of the Shares.

         Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the joint proxy statement/prospectus, which is a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Stradling Yocca Carlson & Rauth
                                             STRADLING YOCCA CARLSON & RAUTH